EXHIBIT 10.7

                            FRONT PORCH DIGITAL INC.
                          20000 HORIZON WAY, SUITE 120
                          MT. LAUREL, NEW JERSEY 08054

                                               April 14, 2003



Rice Opportunity Fund, L.L.C.
666 Dundee Road
Suite 1901
Northbrook, IL  60062

Attention:  Mr. Mark A. Rice


Mr. Irl Nathan
c/o Ronald L. Sussman
8235 Douglas Avenue
Dallas, TX  75225

Gentlemen:

     Reference is made to (a) the 7% Convertible Secured Promissory Note dated March 29, 2002 of Front Porch Digital Inc., a Nevada corporation (the "Company"), to Rice Opportunity Fund, L.L.C. ("Rice") in the principal amount of $250,000, (b) the 7% Convertible Secured Promissory Note dated March 29, 2002 of the Company to Irl Nathan ("Nathan") in the principal amount of $100,000, (c) the 7% Convertible Secured Promissory Note dated April 12, 2002 between the Company to Nathan in the principal amount of $100,000 and (d) the 7% Convertible Secured Promissory Note dated April 12, 2002 between the Company to Rice in the principal amount of $50,000 (collectively, the "Promissory Notes").

     This letter will confirm our understanding and agreement that each of Rice and Nathan are hereby converting 50% of the outstanding principal and all of the accrued interest owing under the Promissory Notes into shares of common stock, par value $.001 per share (the "Common Stock"), of the Company, at a purchase price of $.042 per share of Common Stock. The remaining 50% of the outstanding principal under the Promissory Notes shall be applied to the purchase of 8% Convertible Notes (the "Convertible Notes") of the Company issuable under the Convertible Note Purchase Agreement dated as of April 1, 2003 among the Company and the purchasers of Convertible Notes named therein. See Exhibit A for detailed conversion schedule. Upon such conversion, the provisions of

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Rice Opportunity Fund, L.L.C.
Mr. Irl Nathan
April 14, 2003
Page 2


Section 8(vi) of the Promissory Notes shall no longer be applicable and neither Rice or Nathan shall be entitled to additional shares of Common Stock in respect of the Promissory Notes for any issuance of equity securities of the Company following the date hereof.

     This conversion is contingent and immediately effective upon the Company closing funding of $645,000 under the current bridge loan instrument on or before April 24, 2003 - term sheet attached as Exhibit B.

     This letter will further confirm our understanding and agreement that, (i) notwithstanding any provision of the Promissory Notes that may require the filing by the Company on or prior to a specified date of a registration statement under the 1933 Act (as defined in the Promissory Notes) to register the resale of the shares of Common Stock issued upon conversion of the Promissory Notes, no such registration statement need by filed by the Company prior to October 1, 2003, (ii) in the event either Rice or Nathan notifies the Company of its or his intention to sell shares of Common Stock pursuant to Rule 144 under the 1933 Act, the Company will promptly furnish, or cause to be furnished, to Rice or Nathan, upon request and at the Company's expense, an appropriate "Rule 144" opinion of legal counsel relating to such proposed sale and (iii) the Company will promptly reimburse Rice and Nathan up to $3,250 in the aggregate in respect of the legal fees incurred by them in connection with the review and negotiation of this letter. In addition, the piggy-back registration rights described in Section 10 of the Promissory Notes shall survive the conversion of the Promissory Notes into common stock of the Company. The Company agrees to issue the shares of common stock to Rice and Nathan within 7 days of the signing of this agreement.

     The Company represents and warrants that all investors in the Convertible Notes have consented to the closing and release of escrow with a minimum funding of $645,000 rather than $750,000 and an extension of the first closing date from March 21, 2003 to April 24, 2003.

     The Company covenants and agrees to modify the Rice and Nathan Convertible Note Purchase Agreements to provide that they are exchanging convertible notes rather than purchasing new convertible notes so as to enable Rice and Nathan to tack the ownership period of the Promissory Notes to their ownership period of the Convertible Notes.
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Rice Opportunity Fund, L.L.C.
Mr. Irl Nathan
April 14, 2003
Page 3



     If the foregoing correctly sets forth our understanding and agreement with respect to the subject matter hereof, please so confirm by executing and returning to the undersigned the enclosed copy of this letter.

                                              Very truly yours,

                                              FRONT PORCH DIGITAL INC.


                                              By: /s/MATTEW RICHMAN
                                                 -------------------------------
                                                 Name:  Matthew Richman
                                                 Title: Chief Financial Officer

Accepted and Agreed as of
this 14th day of April, 2003


RICE OPPORTUNITY FUND, L.L.C.

By:    /s/ MARK RICE
   ----------------------------------
     Name:
     Title:

       /s/ IRL NATHAN
-------------------------------------
           IRL NATHAN